SECURED PROMISSORY NOTE-B

$4,000,000.00                                     Newark, New Jersey
                                                     August 30, 1994


     FOR VALUE RECEIVED, the Undersigned, JMB Income Properties, Ltd.-XI, a limited partnership of the State of Illinois, hereby promises to pay to the order of PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa corporation, (the term "Obligee" being used hereafter to refer to the Principal Mutual Life Insurance Company or to such successors, assigns, or subsequent holders, as the case may be) at that Home office of Obligee at 711 High Street, Des Moines, Iowa 50392, or at such other place as the Obligee may designate, the principal sum of Four Million Dollars ($4,000,000.00) or so much thereof as shall from time to time have been advanced, together with interest on the unpaid balance of said sum from August 31, 1994 at the rate of Eighth and Thirty-Five Hundredths percent (8.35%) per annum, computed on the basis of a 360 day year composed of twelve 30-day months, in installments as follows:

      Beginning on October 1, 1994, principal and interest shall be due and payable in installments of Thirty One Thousand Eight Hundred Five Dollars and 76 Cents ($31,805.76), with an installment in a like amount due and payable on the same day of each month thereafter until said principal and interest are fully paid, except that all remaining principal and interest shall be due and payable on December 1, 2006 ("Maturity Date"). The foregoing is subject to adjustment as provided in this Note. Each installment shall be credited first upon interest than accrued and the remainder upon principal, and interest shall cease to accrue upon principal so credited. If on the date of the first installment, interest is accrued for more or less than one installment period, the amount of said installment shall be increased or decreased by the amount that the interest accrued exceeds or is less than the interest for one installment period based on the actual number of days elapsed to the date of said installment.

All principal and interest shall be paid in lawful money of the United States of America, by wire transfer of immediately available funds to Obligee at Norwest Bank, Iowa, N.A., 7th and Walnut Streets, Des Monies, Iowa 50304 for credit to Principal Mutual Life Insurance Company, Collection Account No. 706?9975, re D 750363, with reference to the Undersigned

      The term the "Other Note" as used herein shall mean the certain Secured Promissory Note-A of even date herewith in the original principal amount of $32,000,000.00 given by the Undersigned to Obligee.

                                - 2 -
      Any default by the Undersigned under the other Note sale constitute a default under this Note.

     1. As security for the payment of the moneys owning hereon (sometimes referred to as the "Loan"), the Undersigned has executed and delivered to Obligee a mortgage and security agreement (the "Mortgage") on lands in the City of Hackensack, County of Bergen and State of New Jersey, commonly referred to as "Riverside Square", (the "Mortgaged Premises") and an assignment of leases and rents (the "Assignment"). In addition, Obligee and the Undersigned have entered into a Loan Agreement (the "Loan Agreement"). All of the above documents are of even date herewith. Any default in the covenants and conditions of the Mortgage, the Assignment or the Loan Agreement (which covenants and conditions are made a part hereof as though set forth herein at length), shall be a default of this Note.
The Mortgage, the Assignment, the Loan Agreement and this Note together with any other instrument executed as of the date hereof or in the future by the Undersigned and delivered by the Undersigned to Obligee which by it terms, further secures this Note, as any of the same may be amended or modified by a written agreement executed by both Obligor and Obligee is herein referred to as the "Loan Documents."

2.    The following provisions relate to interest rate adjustment:

a. The monthly payment of principal and interest described above are based on the annual interest rate of 8.35% and a 25 year amortization schedule, and shall be due and payable through and including November 1, 1998.

b. Obligee shall adjust the interest rate to be in effect on November 1, 1998 and continuing to October 30, 2002 ("First Adjusted Rate"). Obligee shall notify you in writing of the U.S. Treasury Issue selected by Obligee ("Treasury Issue I") and the basis point spread established by Obligee ("Point Spread I") to be used in the calculation of the First Adjusted Rate, no later than May 1, 1998. If the Undersigned accepts Point Spread I, then the Undersigned shall notify Obligee in writing of its acceptance of Point Spread I and pay to Obligee a $5,000 transaction fee no later than June 1, 1998. If Obligee shall not have received written acceptance and the $5,000 transaction fee on or before June 1, 1998, the indebtedness hereunder shall become due and payable in full without the premium as described in paragraph 4 of this Note or any other penalty or premium on December 1, 1998. In the event Obligee shall have received the Undersigned's written acceptance and the transaction fee as specified herein, the Undersigned shall notify Obligee in writing of the date on which to establish the First Adjusted Rated, which selection date shall be subject to Obligee's approval and shall comply with the following: the selection date shall not be prior to August 1, 1998; shall not be earlier than the date on which notice is provided to Obligee; and shall be no later than September 15, 1998. If Obligee shall not have received the Undersigned's notice of selection before September 15, 1998, Obligee shall establish the First Adjusted Rate on September 15, 1998, using the then current yield in effect on Treasury Issue I as of September 15, 1998 plus Point Spread I rounded up to the nearest 1/1000 of 1 %, and Obligee shall notify the Undersigned

                                - 3 -

      in writing of the First Adjusted Rate by October 15, 1998, and such rate shall be effective on November 1, 1998. If the Undersigned shall not have received such notice by October 15, 1998, it shall promptly notify Obligee, who in response thereto will notify the Undersigned and the revised rate shall be effective on December 1, 1998. In the event Obligee shall have received the Undersigned's notice of selection as specified herein, the First Adjusted Rate shall be established on the date specified in the Under signed's notice of selection and shall be equal to the yield on U.S. Treasury I which is in effect at the close of business on the date specified plus Point Spread I and rounded up to the nearest 1/1000 of 1%; and shall become effective on November 1, 1998. For the purposes of notice of selection Obligee will accept a telecopy notice of selection at
(515)248-8090 or telephone notice 15 (515)246-7584 followed by an overnight delivered written notice of selection, sent in accordance with the notice provisions of the Mortgage. The monthly payments of principal and interest commencing December 1, 1998 and continuing through November 1, 2002, shall be determined using the First Adjusted Rate and the continuation of the original amortization schedule.

c. Obligee shall adjust the interest rate to be in effect on November 1, 2002, and continuing to maturity ("Second Adjusted Rate"). Obligee shall notify the Undersigned in writing of the U.S. Treasury Issue selected by Obligee ("Treasury Issue II") and the basis point spread established by Obligee ("Point Spread II") to be used in the calculation of the Second Adjusted Rate no later than May 1, 2002. If the Undersigned accepts Point Spread II, then the Undersigned shall notify Obligee in writing of its acceptance of Point Spread II and pay to Obligee a $5,000 transaction fee no later than June 1, 2002. If Obligee shall not have received written acceptance and the $5,000 transaction fee on or before June 1, 2002, the indebtedness here under shall become due and payable in full without Premium or other penalty or premium on December 1, 2002. In the event Obligee shall have received the Undersigned's written acceptance and the transaction fee as specified herein, the Undersigned shall notify Obligee in writing of the date on which to establish the Second Adjusted Rate, which selection date shall be subject to Obligee's approval and shall comply with the following: the date selected shall not be prior to August 1, 2002; shall not be earlier than the date on which notice is provided to Obligee; and shall be no later then September 15, 2002. If Obligee shall not have received the Undersigned's notice of selection before September 15, 2002, Obligee shall establish the Second Adjusted Rate on September 15, 2002, using the then current yield in effect as of September 15, 2002, on Treasury Issue II and Point Spread II rounded up to the nearest 1/1000 of 1% and Obligee shall notify the Undersigned in writing of the Second Adjusted Rate by October 15, 2002, and such rate shall be effective on November 1, 2002. If the Undersigned shall not have received such notice by October 15, 2002, it shall promptly notify Obligee of same, who in response thereto will notify the Undersigned and the revised rate shall be effective on December 1, 2002. In the event Obligee shall have received the Undersigned's notice of selection as specified herein, the Second Adjusted Rate shall be established on the date specified in the Undersigned's notice of selection and shall be equal to the yield on U.S. Treasury II which is in effect at the close of business on the date specified plus Point Spread II and rounded up to the nearest 1/1000 of 1%; and shall become effective on November 1, 2002. For the purposes of notice selection Obligee will accept a telecopy

                                - 4 -
      notice of selection at (515)248-8090 or telephone notice at (515)246-7484 followed by an overnight delivered written notice of selection, sent in accordance with the notice provisions of the Mortgage. The monthly payments of principal and interest commencing Decemeber 1, 2002, and continuing through maturity shall be determined using the Second Adjusted Rate and the continuation of the original amortization schedule.

      3. No privilege is reserved by the Undersigned to prepay any principal of this Note prior to the Maturity Date except in the following instances and provide there is paid all principal and interest to the date of payment under this Note and the Other Note, along with all sums, amounts, advances, or charges due under all Loan Documents and provided that the Undersigned simultaneously exercises it right to prepay the Other Note as provided for therein. In those instances under this Note in which the "Premium" as described in paragraph 4 shall apply, it shall apply notwithstanding any default by the Undersigned and acceleration of the Loan by Obligee.

      a. In the event Obligee shall notify the Undersigned of the First Adjusted Rate and Obligee shall not have received the Undersigned's written acceptance and the $5,000 transaction fee as provide din paragraph 2 of this Note, this Note shall become due and payable in full, without Premium, including accrued and unpaid interest to the date of prepayment on December 1, 1998.

      b. In the event Obligee shall notify the Undersigned of the Second Adjusted Rate and Obligee shall not have received the Undersigned's written acceptance and the $5,000 transaction fee as provided in paragraph 2 of the note, this Note shall become due and payable in full, without Premium, including accrued and unpaid interest to the date of prepayment on December 1, 2002.

      c. The Undersigned shall have the privilege, at its option, to prepay this Note in full, including accrued and unpaid interest to the date of prepayment, with a Premium calculated in accordance with paragraph 4 of this Note commencing on November 1, 1994, and continuing through October 1, 2006, upon 60 days prior written notice to Obligee.

      d. The Undersigned shall have the privilege, at its option, to prepay this Note in full, including accrued and unpaid interest to the date of prepayment, without any Premium, during the periods commencing on October 1, 1998, and continuing to December 1, 1998, and commencing on October 1, 2002, and continuing to December 1, 2002, and commencing On October 1, 2006, and continuing through maturity, upon 60 days prior written notice to Obligee.

4. The Make Whole Premium ("Premium") shall be the greater of one percent (1%) of the principal amount to be a prepaid or a premium calculated as follows:

      (1) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the
                               - 5 -

           yield on the respective U.S. Treasury Issue ("primary issue") for the appropriate prepayment period as indicated in the table below, published two weeks prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield;

      (2) Calculate the "Present Value of the Mortgage." The Present Value of the Mortgage is the present value of the payments to be made in accordance with this Note (all installment payments and any remaining payment due on the maturity date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the end of the respective prepayment period as indicated in the table below.

      (3) Subtract the amount of the prepaid proceeds from the Present Value of the Mortgage as of the date of prepayment. Any positive differential shall be the Premium.

                                TABLE

U.S. TREASURY ISSUE
PREPAYMENT PERIOD
                      Commencing on the          Continuing to
 5 1/8 November 1993n date of funding       November 1, 1998

                      Commencing on         Continuing to
11 5/8 November 2002n November 1, 1998      November 1, 2002

See subparagraph      Commencing on         Continuing through
c, below              November 1, 2002      maturity


a. In the event there is no market activity involving the primary issue at the time of prepayment, the Obligee shall choose a comparable Treasury Bond, Note or Bill ("secondary issue") which the Obligee deems to be similar to the primary issue's characteristics (i.e., rate, remaining time to maturity, yield).

b. In the event of a partial prepayment, the Present Value of the Mortgage shall be calculated in accordance with (2) above multiplied by the fraction which results from dividing the amount of the prepaid proceeds by the principal balance immediately prior to prepayment. All prepayments shall be made on a regular installment date in multiples of $1,000.00, and shall be first applied to any payments in inverse order due and not defer the due date of any payments.
                                - 6 -
c. At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Mortgagee shall select a U.S. Treasury Issue with similar remaining time to maturity as the Note secured hereby.

5. The Undersigned agrees that if the Obligee accelerates the whole or any part of the principal sum evidenced hereby pursuant to paragraph 7 hereof, or applies any escrowed funds pursuant to the Loan Agreement or applies any proceeds to the payment of this Note as if such application had been made as a result of such acceleration, pursuant to the provisions of the Mortgage, the Undersigned waives any right to prepay said principal sum in whole or in part without Premium and agrees to pay, as liquidated damages and not as a penalty, the Premium calculated in accordance with paragraph 4 of this Note, on the amount accelerated or applied, as the case may be.

6. If any payment of principal, interest or premium is not made when due, damages will be incurred by the Obligee including additional expense in handling overdue payments, the amount of which is difficult and impractical to ascertain. The Undersigned therefore agrees to pay, upon demand, the sum of four cents ($.04) for each one dollar ($1.00) of each said payment which becomes overdue as a reasonable estimate of the amount of said damages, subject, however, to the limitations contained in the second immediately succeeding paragraph.

      Notwithstanding the foregoing, Obligee will waive the foregoing requirement of a late fee, not more than once during each calendar year, if payment is received by Obligee not lager than the business day immediately following oral notice as to such payment to a representative of the Undersigned previously designated by the Undersigned in writing as authorized to receive such notice. The Undersigned hereby designates any of Stephen Lovelette (312)915-2856 or Marsha Capodano (312)915-2372 or Howard Kogen (312)915-1500, as such representatives, unless Obligee is otherwise notified in writing.

7. If any default in the payment of principal, interest or premium under this Note or the either Note is not cured within 10 days following written notice of said default or if any Event of Default has occurred or is continuing under any Loan Document, the entire principal balance, interest then accrued, and Premium calculated in accordance with paragraph 4 of this Note, whether or not otherwise then due, shall at the option of Obligee, become immediately due and payable without demand or notice. Whether or not the Obligee has exercised said option, interest shall accrue on the entire principal balance, interest then accrued, and any premium than due, at a rate equal to the lesser of (i) four percent (4%) per annum above the then applicable rate of interest payable under this Note or (ii) the maximum rate allowed by applicable law until fully paid or if the holder of this Note has not exercised said option, for the duration of such Event of Default.

8. Notwithstanding anything here or in any instrument by which this Note may be secured to the contrary, no provision contained herein or therein which purports to obligate the Undersigned to pay any amount of interest or any fees, cost or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent if calls for the payment of any interest or

                                - 7 -
other amount in excess of such maximum. Any such excess shall, at the option of the Obligee, either be paid to the Undersigned or be credited to principal. All agreements between the Undersigned and the Obligee with respect to the loan, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by the Obligee exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Obligee in excess of the maximum lawful amount, the interest payable to the Obligee shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Obligee shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall, at the option of the Obligee, be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof such excess shall be refunded to the Undersigned. This paragraph shall control all agreements between the Undersigned and the Obligee with respect to the Loan.

9. Except as otherwise expressly set forth herein the Undersigned and any endorsers or guarantors waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment, and notice of default, notice of intent to accelerate maturity and notice of acceleration of maturity and agree the due date of this Note or any installment may be extended without affecting any liability hereunder, and further promise to pay all reasonable costs and expenses, including reasonable attorney's fees, incurred by the Obligee in connection with any default, Event of Default, or in any judicial proceeding to interpret and/or enforce any provision of this Note or any instrument by which it is secured.


10. No release of the undersigned from liability here under shall release any other maker, endorser or guarantor hereof. Obligee acknowledges that, as of the date hereof, there is no "other maker, endorser or guarantor hereof."

11. This Note is secured by the Loan Documents, creating among other things legal and valid encumbrances on and an assignment of all the Undersigned's interest in any leases of the Mortgaged Premises. Terms used herein which are defined in such Loan Documents and not otherwise defined herein have the same definition as in such instruments and agreements. In no event shall such documents be construed inconsistently with the terms of this Note, and in the event of any discrepancy between any such documents and this Note, the terms hereof shall govern. The proceeds of this Note are to be used for business, commercial, investment or other similar purposes, and no portion thereof will be used for any personal, family or household use.

12. Anything in this Note or any other Loan Document or any instrument or certificate executed in connection therewith, to the contrary notwithstanding, the Undersigned and the "Other Holders" shall have no personal liability directly or indirectly for the payment of any principal, interest or premium due under this Note or the performance of any other obligation under the Loan Documents, and the Obligee shall not seek any deficiency judgement against the Undersigned or the Other Holders or make any resort therefore to any property of the Undersigned or the Other Holders other than the Mortgage Premises and the rents, issues, proceeds and profits thereof. Without limitation on the foregoing, neither the negative capital account of any Other Holder nor any obligation of any Other Holder to restore a negative capital account or to contribute capital to the Undersigned or to any Other Holder shall at any time be deemed to be the property or an asset of the Undersigned or any such Other Holder (and neither Obligee nor any of its successors or assignees shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or partner's obligation to restore or contribute). For the purposes of the foregoing, Other Holders is defined as: (i) any present or future limited or general partner in the Undersigned; (ii) any present or future limited or general partner in any partnership that has or shall acquire a direct or indirect interest (through any one or more partnership's) in the Undersigned or
(iii) any shareholder, officer, director, employee, trustee, beneficiary or agent of a corporation or trust that acquires a direct or ultimate partnership interest in the Undersigned as described in items (i) and (ii) above.


(a)   The provisions of this paragraph, however, shall not:

      (i) limit or impair the Undersigned's liability for (y) "cost overruns" as described in paragraph 5 of Section II of the loan Agreement but subject to the limitations set forth therein or (z) its obligations under that certain environmental indemnity provision contained in subparagraph 1(p) of the Mortgage.

      (ii) limit or impair the lien or enforcement of the Mortgage and any other Loan Document or the right of Obligee to collect all sums due hereunder or thereunder except as expressly limited by this paragraph;

      (iii) cause the failure of the Undersigned to make all payments of principal, interest and premium or to perform any obligation under the Mortgage and any other Loan Document within the time periods provided herein or therein from being an Event of Default thereunder;

      (iv) limit the Undersigned's personal liability for:


      (1) any rents (including prepaid rents or other similar sums) or other income from the Premises received by the Undersigned after an Event of Default which are not applied to the fixed and operating expenses, capital expenditures and debt service of the Mortgaged Premises;

      (2) any security deposits of tenants held by the Undersigned (and not applied or used by the Undersigned in accordance with the applicable leases) and not turned over to the Obligee upon foreclosure or sale pursuant to power of sale or after an Event of Default, for any misapplication of security deposits (i.e., to the extent not applied or used by the Undersigned in accordance with the applicable leases);

      (3) any waste committed by the Undersigned with respect to the Mortgaged Premises;

      (4) any insurance or condemnation proceeds or other fund or payments which are require to be applied in a specific manner in the Mortgage and other Loan Documents and are not applied by the Undersigned in the manner expressly provided or required in the Mortgage and other Loan Documents.

     In the event of any of the exceptions in subparagraph (1) above, the recourse of the Obligee shall be limited solely to the assets of the Undersigned (including, but not limited to, the Mortgaged Premises), but only to the extent of the misapplication of funds, and indemnification, and other harm caused by the foregoing items, along with all reasonable costs, charges and expenses incurred or expended by Obligee in connection with the enforcement of such action. In to event, however, shall the Other Holders be liable therefore.

(b) In the event of the following two occurrences, the agreement not to pursue recourse liability shall become null and void and the Undersigned (but not the Other Holders shall have liability, which liability shall be limited to the assets of the Undesigned (including, but not limited to, the Mortgaged Premises).

      (i) there shall be any breach or violation of the Undersigned's agreement not to, directly or indirectly, due to assignment of beneficial interest under a trust, partnership interest in a partnership, or otherwise, cause or permit any sale, transfer or conveyance of the Mortgaged Premises or create, suffer or permit any encumbrance or lien on the Mortgaged premises other than the lien of the Mortgage and any other instrument or agreement by which this Note is secured, the leases of the Mortgaged Premises assigned to Obligee and such other transfers,liens, or encumbrances, if any, as are expressly permitted under the Mortgage or any other instrument or agreement by which this Note is secured (and other than a non-material breach or violation of such paragraphs such as the filing of a non-material mechanic's lien affecting the Mortgaged Premises, the granting of any utility or other easement or servitude burdening the Mortgaged Premises, or any other transfer or encumbrance not in the nature of transfer, reduction or impairment of any material economic interest in the Mortgaged Premises);

      (ii) the Undersigned should file, or there should be filed against the Undersigned by a person other than Obligee (and the same is not dismissed within 90 days), a petition in bankruptcy or insolvency or petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the bankruptcy laws of the United States or under any other applicable federal, state or other statute or law, or a receiver, trustee, or liquidator should be appointed with respect to the Undersigned by a person other than Oblige;

(c) In the event of any fraud or willful misrepresentation by the Undesigned regarding the Premises, or the making or delivery of this Note or any other Loan Document or

                               - 10 -
      in any written materials or information provide by the undersigned in connection with the loan evidenced hereby and material relied upon by Obligee in making this loan, the agreement not to pursue recourse liability shall become null and void and shall have no further force and effect. (Obligee acknowledges that it did not materially rely on financial projections entitled "Requests for Financing Proposal - Riverside Square Shopping Center Hackensack, New Jersey," furnished to it by the Undersigned). The Undersigned, including the General Partners (but not the "Other Holders" other than the General Partners) shall have liability, which shall include the assets of the Undersigned including, but no limited to the Mortgaged Premises, and the assets of the General Partners. The Obligee may pursue assets of the General Partners only to the extent that the liability to the Obligee shall remain unsatisfied after Obligee has exhausted its remedies against the assets of the Undersigned. Any applicable statues of limitations regarding causes of action against the General Partners under this section shall not be deemed to have run until one year after Obligee shall have exhausted its remedies against the assets of the Undersigned.

12.1 In the event that the Undersigned transfers the Mortgaged Premises in accordance with paragraph 1 (1) of the Mortgage, then the provisions of paragraph 12 of this Note shall continue to apply to the Undersigned as to events, acts and circumstances which shall have occurred prior to such transfer and any events, acts and circumstances under subparagraph 12(a)(iv) which may have been caused by the Undersigned after such transfer, and the provisions of this paragraph 12.1 shall apply to a transferee. (References in this paragraph 12.1 to the Undersigned refer to a transferee.) anything in this Note or any other Loan Document or any instrument or certificate executed in connection therewith, to the contrary notwithstanding, the Undersigned shall have no personal liability directly or indirectly for the payment of any principal, interest or premium due under this Note or the performance of any other obligation under the Loan Documents, and the Obligee shall not seek any deficiency judgement against the Undersigned or make any resort therefor to any property of the Undersigned other than the Mortgaged Premises and the rents, issues, proceeds and profits thereof.

(a)   The provisions of this paragraph, however, shall not:

      (i) limit or impair the Undersigned's liability regarding its obligations under that certain environmental indemnity provision contained in subparagraph 1(p) of the Mortgage.

      (ii) limit or impair the lien or enforcement of the Mortgage and any other Loan Document or the right of Obligee to collect all sums due hereunder or thereunder except as expressly limited by this paragraph;

      (iii) cause the failure of the Undersigned to make all payments of principal, interest and premium or to perform any obligation under the Mortgage and any other Loan Document within the time periods provided herein or therein from being an Event of Default thereunder;

                               - 11 -

(iv) limit the Undersigned's personal liability for:

      (1) any rents (including prepaid rents or other similar sums) or other income from the Mortgaged Premises received by the Undersigned after an Event of Default which are not applied to the fixed and operating expenses, capital expenditures and debt service of the Mortgaged Premises;

      (2) for any security deposits of tenants held by the Undersigned (and not applied or used by the Undersigned in accordance with the applicable leases) and not turned over to the Obligee upon foreclosure or sale pursuant to power of sale or after an Event of Default, for any misapplication of security deposits (i.e., to the extent not applied or used by the Undersigned in accordance with the applicable leases);

      (3) any waste committed by the Undersigned with respect to the Mortgaged Premises;

      (4) any insurance or condemnation proceeds or other funds or payments which are required to be applied in a specific manner in the Mortgage and other Loan Documents and are no applied by the Undersigned in the manner expressly provided or required in the Mortgage and other Loan Documents.


In the event of any of the exceptions in subparagraph (1) above, the recourse of the Obligee shall be limited solely to the assets of the Undersigned (including, but not limited to, the Mortgaged Premises), but only to the extent of the misapplication of funds, and indemnification, and other harm caused by the foregoing items, along with all reasonable costs, charges and expenses incurred or expended by Obligee in connection with the enforcement of such action.

      (b) In the event of the following three occurrences, the agreement not to pursue recourse liability shall become null and void and the Undersigned shall have liability, which liability shall be limited to the assets of the Undersigned (including, but not limited to , the Mortgaged Premises).

      (i) there shall be any breach or violation of the Undersigned's agreement not to, directly or indirectly, due to assignment of beneficial interest under a trust, partnership interest in a partnership, or otherwise, cause or permit any sale, transfer or conveyance of the Mortgaged Premises or create, suffer or permit any encumbrance or lien on the Mortgaged Premises other than the lien of the Mortgage and any other instrument or agreement by which this Note is secured, the leased of the Mortgage Premises assigned to Obligee and such other transfers, liens, or encumbrances, if any, as are expressly permitted under the Mortgage or any other instrument or agreement by which this Note is secured (and other than a non-material breach or violation of such paragraphs such as the filing of a non-material mechanic's lien affecting the Mortgaged Premises, the granting of any utility or other easement or servitude burdening the mortgaged Premises, or any other transfer or

                               - 12 -

      encumbrance not in the nature of transfer, reduction or impairment of any material economic interest in the Mortgaged Premises);

      (ii) the Undersigned should file, or there should be filed against the Undersigned by the person other than Obligee ( and the same is not dismissed within 90 days), a petition in bankruptcy or insolvency or a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the bankruptcy laws of the United States or under any other applicable federal, state or other statute or law, or a receiver, trustee, or liquidator should be appointed with respect to the Undersigned by a person other than Obligee;

      (iii) In the event of any fraud or willful misrepresentation by the Undersigned regarding the Mortgaged Premises, or the making or delivery of this Note or any other Loan Document or in any material or information provided by the Undersigned in connection with the loan evidenced hereby.

13. If more than one, all obligations and agreements of the Undersigned are joint and several. The liability of all general partners of the Undersigned shall be joint and several.

14. The remedies of Obligee, as provided herein shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Obligee, and may be exercised as often as occasion therefore shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

15. This Note shall be construed and enforced in accordance with the substantive law of the State of New Jersey; the Courts of New Jersey shall have exclusive jurisdiction over suits as to the indebtedness and the other documents described above; and the Undersigned hereby consents to the jurisdiction of the Courts of New Jersey.

16. This Note may not be changed or terminated orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change modification or discharge is sought. All of the rights, privileges and obligations hereunder shall inure to the benefit of the heirs, successors and assigns of the Obligee and shall bind the heirs, successors and assigns of the Undersigned.

17. If any provision of this Note shall, for any reason, by held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

                               - 13 -
18.Monthly installment payments of principal and interest shall be make by bank wire transfer to an account or accounts designated by Obligee.

19. Nothing herein shall limit, restrict or prohibit Obligee's ability to sell, assign or transfer all or a portion of its interest in the Loan and the Loan Documents. A single servicer (the "Servicer") shall be authorized to act on behalf of any lender or lenders (the "Lender") holding an interest in the Loan, in accordance with the terms of any agreement between the Lender and Servicer, throughout the term of this loan provided no Event of Default exists under the Loan Documents. Principal Mutual Life Insurance Company is here by designated as Servicer as of the date hereof, and will remain the Servicer until completion of the Project, as defined in the Loan Agreement. Any notices, requests, approval, consents, deliveries, or other forms of communication between the Undersigned and Servicer shall be deemed adequate and sufficient as if given by or to Lender. In the event Principal Mutual Life Insurance Company ceases to service this loan, a new Servicer will be appointed by the Lender and the Undersigned will be provided with written notice as to who the new Servicer will be.

JMB Income Properties, Ltd.-XI,
an Illinois limited partnership


By:   JMB Realty Corporation
      a Delaware corporation
      Its Managing General Partner



      By:
      Name:  Elizabeth Kogen
      Title:  Vice President